UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       June 8, 2010

ECOLIVEGREEN CORP.
(Exact name of registrant as specified in its charter)

Florida	333-157459	26-3941151
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7076 Spyglass Avenue, Parkland, Florida	33076
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	954-599-3672

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02

Unregistered Sales of Equity Securities.

On June 8, 2010, Ecolivegreen Corp. (the “Company”) issued 550,000 shares of its common stock at a purchase price of $0.036 per share, or an aggregate of $19,800, to two existing shareholders of the Company.  In addition to being previous investors, the shareholders were existing sophisticated investors who were afforded information pertaining to the Company and had sufficient resources to qualify as accredited investors.  The issuance of these shares was exempt from registration under the Securities Act of 1933 (the “Act”) by virtue of Section 4(2) of that Act.  In addition, two current shareholders (one of which is a consultant to the Company) of the Company have converted debt into principal amount of $67,320 and received a total of 1,870,000 shares of common stock (at $0.036 per share) of Ecolivegreen. The issuance of the common stock was exempt from registration under the Act by virtue of Section 3(a)9.

Item 5.03

Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

Item 5.07

Submission of Matters to a Vote of Security Holders.

On June 8, 2010, the holders of a majority in voting share interests of Ecolivegreen and its Board of Directors approved Restated and Amended Articles of Incorporation acting pursuant to written consent.  The Restated and Amended Articles of Incorporation increase the authorized common stock to 500,000,000 common shares and provide for 10,000,000 shares of blank check preferred stock, each with a par value of $.001 per share.  In addition, on May 29, 2010, the Board of Directors approved revised by-laws of the Company.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits

3.3

Restated and Amended Articles of Incorporation

3.4

Amended By-laws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLIVEGREEN CORP.

Date: June 9, 2010	By: /s/ Len Bryan
Len Bryan, President and Secretary